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                                                                   Exhibit 99.B5

                                Application To
                      AMERICAN NATIONAL INSURANCE COMPANY
                                One Moody Plaza
                             Galveston, TX  77550

                                      For

                      GROUP UNALLOCATED VARIABLE ANNUITY


1.   Proposed Contract Owner and Name of Plan

     a.   Name (s) of  Trustee(s)  1. __________________________________________

                                   2. __________________________________________

                                   3. __________________________________________

          and (his) (her) (their) successors(s) in trust, as Trustee(s) for

          ______________________________________________________________________
                    (print full legal name of Plan and Trust)


     b.   Trustee's Address: ___________________________________________________

          ______________________________________________________________________

     c.   Trust's Tax Identification Number  _____ - _______________


2.   a.   Name of Employer:  ___________________________________________________

     b.   [_] Use Trustee's Address

          Employer's Address (if different): ___________________________________

          ______________________________________________________________________


3.   Purchase Payments

     a.   Initial Purchase Payment  $____________

     b.   Anticipated Lump Sum Purchase Payment  $________________

     c.   Anticipated Annual Purchase Payment  $_______________
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4.   Allocations of Purchase Payment(s):  (Must total 100%)
                                           ---------------

     AMERICAN NATIONAL FUND                         ALGER AMERICAN FUND

     Growth Portfolio                   _____%      Small Capitalization Portfolio     _____%

     Equity Income Portfolio            _____%      Growth Portfolio                   _____%

     Balanced Portfolio                 _____%      Mid-Cap Growth Portfolio           _____%

     Money Market Portfolio             _____%      Leveraged AllCap Portfolio         _____%

     High Yield Bond Portfolio          _____%      Income & Growth Portfolio          _____%

     International Stock Portfolio      _____%      Balanced Portfolio                 _____%

     Small-Cap/Mid-Cap Portfolio        _____%      FEDERATED FUND

     Government Bond Portfolio          _____%      Utility Fund II Portfolio          _____%

     MFS FUND                                       Growth Strategies Portfolio        _____%

     Capital Opportunities Portfolio    _____%      International Small Cap Portfolio  _____%

     Emerging Growth Portfolio          _____%      High Income Bond Portfolio         _____%

     Research Portfolio                 _____%      Equity Income Fund II Portfolio    _____%

     Growth With Income Portfolio       _____%      FIDELITY FUNDS

     T. ROWE PRICE FUNDS                            Asset Manager Portfolio            _____%

     Equity Income Portfolio            _____%      Index 500 Portfolio                _____%

     Mid-Cap Growth Portfolio           _____%      Contrafund Portfolio               _____%

     International Stock Portfolio      _____%      Asset Manager: Growth Portfolio    _____%

     Limited-Term Bond Portfolio        _____%      Growth Opportunities Portfolio     _____%

5.   Have you received a Prospectus for the contract applied for? [_] Yes [_] No

6. Telephone Transfer Privilege I (We) hereby authorize and direct American National Insurance Company to make transfers from fund to fund and/or change the allocation of future investments based on telephone instructions. I (We) agree to hold harmless and indemnify American National Insurance Company, its affiliates and employees and this account for any claim, loss, liability or expensing arising out of any telephone transfer effected or any failure or overload of the telephone system.

     Initial A or B ONLY if you elect this option.
     ---------------------------------------------

     [_]  A.  Telephone Transfer executed by Contract Owner only
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     [_]  B.  Telephone Transfer executed by Contract Owner OR Registered
              Representative


I (We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief. I (We) agree that this Application shall form a part of any Contract issued and shall constitute the basis for its issue. I (We) agree that no information acquired by any registered representative of American National Insurance Company (the "Company") shall bind the Company unless written on this Application. I (We) agree that payment of the Initial Purchase Payment will be submitted to the Company with the Application.
I (We) agree acceptance of the Application on behalf of the Company will only be effective if:
(i) acceptance is made in writing by an officer of the Company at its Home Office in Galveston, Texas, and (ii) any check given in payment is paid on presentment to the bank on which it is drawn. I (We) agree that the Company is entitled to rely upon the written direction of any one Trustee. The Company is further entitled to rely upon the continuing authority of each Trustee who has signed this Application until the Company receives a written notice, sent by registered or certified mail, certified by the Secretary of the Employer, of a resolution adopted by such Employer regarding the removal of such Trustee.

Dated at ________________ , ___________  this  _____  day of _______________,
_________

                                        Signature of Proposed Contract Owner

                                        Trustee(s):

                                        ___________________________________
                                        Trustee

                                        ___________________________________
                                        Trustee

                                        ___________________________________
                                        Trustee
______________________________________
Signature of Registered Representative

_______________________________  ____________________
Print Registered Representative  State License Number

__________________  ___________________________________  ______________________
Broker Dealer Code  Registered Representative PC Number  Social Security Number

Form 4840